**Net Asset Value Calculation Example**

**Calculated Net Profit**

| | | | | | |
|---|---|---|---|---|---|
| A | Contained gold in selected area | | | | 36,000 |
| B | LBMA PM Gold Fix Price | | | $ | 1,650 |
| A x B = C | Calculated contained gross gold value | | | $ | 59,400,000 |
| | Calculated cost to mine | | | | |
| D | Production cost per ounce of gold for year 1 | $ | 680 | | |
| E | Production cost per ounce of gold for year 2 | $ | 650 | | |
| (D + E)/2 = F | Average production cost per ounce of gold | $ | 665 | $ | 665 |
| =A | Multiply by total ounces | | | | 36,000 |
| A x F = G | Total calculated production cost | | | $ | 23,940,000 |
| C - G = H | Total calculated net profit | | | $ | 35,460,000 |
| H/A = I | Calculated net profit per ounce of gold produced | | | $ | 985 |

**Calculated Production Rate and Term of Cash Flow**

| | | | |
|---|---|---|---|
| | Calculated production rate | | |
| J | Ounces of gold produced for year 1 | 10,000 | |
| K | Ounces of gold produced for year 2 | 12,000 | |
| (J + K)/2 = L | Average production rate | 11,000 | 11,000 |
| A/L = M | Calculated Term (Contained gold/production rate) | | 3.27 |

**Interest Rate for Equivalent Term Treasury Bill plus 2%**

| | |
|---|---|
| N | 3% |

**Present Value of Calculated Production**

| | | Year | Calculated production - ozs of gold | Calculated Net Profit | Present Value |
|---|---|---|---|---|---|
| O* | | 1 | 11,000 | $ 10,835,000 | $10,519,417 |
| P* | | 2 | 11,000 | $ 10,835,000 | $10,213,027 |
| Q* | | 3 | 11,000 | $ 10,835,000 | $9,915,560 |
| R* | | 3.27 | 3,000 | $ 2,955,000 | $2,682,747 |
| | | | | $ 35,460,000 | |
| S** | **Net Asset Value** | | | | $33,330,751 |

* O,P,Q,R: Calculated production is based on line L. Calculated net profit is equal to the calculated production times line I. Present value is calculated using interest rate on line N.

** Net Asset Value is sum of present value of line O,P,Q, & R.

**EXHIBIT 3**